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Carolina Power & Light Company
BALANCE SHEETS                                                       June 30              December 31
(In thousands)                                                 1995            1994           1994
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
                         ASSETS

Electric Utility Plant
  Electric utility plant in service                      $   9,295,945    $  8,960,319  $   9,190,874
  Accumulated depreciation                                  (3,337,249)     (3,054,933)    (3,196,139)
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         Electric utility plant in service, net              5,958,696       5,905,386      5,994,735
  Held for future use                                           13,303          13,222         13,195
  Construction work in progress                                188,610         244,124        170,390
  Nuclear fuel, net of amortization                            181,774         199,281        171,164
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         Total Electric Utility Plant, Net                   6,342,383       6,362,013      6,349,484
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Current Assets
  Cash and cash equivalents                                     16,600          19,254         80,239
  Accounts receivable                                          308,941         332,829        302,218
  Fuel                                                          97,264          81,735         96,136
  Materials and supplies                                       126,191         118,891        122,720
  Prepayments                                                   64,935          44,589         52,988
  Other current assets                                          29,607          15,160         24,129
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         Total Current Assets                                  643,538         612,458        678,430
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Deferred Debits and Other Assets
  Income taxes recoverable
   through future rates                                        385,960         381,856        384,375
  Abandonment costs                                             63,880          85,278         71,079
  Harris Plant deferred costs                                  118,388         136,272        127,824
  Unamortized debt expense                                      60,875          65,726         63,302
  Miscellaneous other property and investments                 428,556         314,163        360,611
  Other assets and deferred debits                             175,136         190,801        176,058
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         Total Deferred Debits and Other Assets              1,232,795       1,174,096      1,183,249
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            Total Assets                                 $   8,218,716    $  8,148,567  $   8,211,163
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             CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                    $   2,607,920    $  2,659,859  $   2,586,179
  Preferred stock - redemption not required                    143,801         143,801        143,801
  Long-term debt, net                                        2,683,514       2,527,025      2,530,773
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         Total Capitalization                                5,435,235       5,330,685      5,260,753
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Current Liabilities
  Current portion of long-term debt                             78,000         227,050        275,050
  Notes payable (principally commercial paper)                  82,700          72,600         68,100
  Accounts payable                                             187,318         181,116        285,610
  Taxes accrued                                                 87,142          77,681          4,650
  Interest accrued                                              50,265          55,070         54,569
  Dividends declared                                            69,925          70,095         70,658
  Deferred fuel credit (cost)                                   44,144         (18,042)        28,344
  Other current liabilities                                     62,508          75,888         67,161
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         Total Current Liabilities                             662,002         741,458        854,142
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                          1,630,742       1,580,845      1,628,430
  Accumulated deferred investment tax credits                  246,945         257,819        252,051
  Other liabilities and deferred credits                       243,792         237,760        215,787
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         Total Deferred Credits and Other Liabilities        2,121,479       2,076,424      2,096,268
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Commitments and Contingencies (Note 4)

            Total Capitalization and Liabilities         $   8,218,716    $  8,148,567  $   8,211,163
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SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock (Note 3)                                  $   1,505,093    $  1,624,696  $   1,510,956
  Unearned ESOP common stock                                  (197,010)       (211,285)      (204,947)
  Capital stock issuance expense                                  (790)           (790)          (790)
  Retained earnings                                          1,300,627       1,247,238      1,280,960
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         Total Common Stock Equity                       $   2,607,920    $  2,659,859  $   2,586,179
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 ......................................................................................................
See Supplemental Data and Notes to Financial Statements.
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